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                                                                   EXHIBIT 10.28

                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT dated as of January 1, 2000, between MOTORCAR PARTS & ACCESSORIES, INC., a New York corporation currently having an address at 2727 Maricopa Street, Torrance, California 90503 (the "COMPANY"), and RICHARD MARKS, an individual residing at 13484 Bayliss Road, Los Angeles, California 90049 ("EMPLOYEE").

                              W I T N E S S E T H:

         WHEREAS, Employee is the former President of Company and Employee has significant knowledge regarding the Company's business and industry and maintains primary relationships with the Company's principal customers (upon which the Company is substantially dependent); and

         WHEREAS, the Company desires to employ Employee upon the terms and conditions stated herein; and

         WHEREAS, Employee desires to be employed by the Company upon the terms and conditions stated herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to employ Employee and Employee agrees to enter the employ of the Company, for the period set forth in Paragraph 2 hereof, to render the services to the Company, its affiliates and/or subsidiaries described in Paragraph 3 hereof.

         2. TERM. Employee's term of employment under this Agreement shall commence on the date hereof (the "COMMENCEMENT DATE") and shall continue for a period through and including the fourth anniversary of the Commencement Date (the "EMPLOYMENT TERM") unless extended in writing by both parties or earlier terminated pursuant to the terms and conditions set forth herein.

         3. DUTIES.

            (a) Employee shall report to the Board of Directors and Chief Executive Officer of the Company. Employee shall devote all of his working time, attention, best efforts and abilities during regular business hours exclusively to the service of the Company, its affiliates and subsidiaries during the term of this Agreement. Employee's duties and responsibilities hereunder shall include developing and maintaining the Company's relationships with existing and future customers, advising and assisting the Company in strategic and

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operational planning with respect to the Company's business and its industry and, to the extent commensurate with his duties described above, advising, participating in and supporting the Company in any capacity requested by the Board of Directors or the Chief Executive Officer of the Company; provided that, although Employee shall have no authority or responsibilities relating to financial or accounting records or matters of the Company, he shall not be in breach hereof by reason of his use of and advice regarding financial information in the context of his duties described above. It is agreed that Employee shall perform his services in the Company's Torrance, California facilities, or any other facilities mutually agreeable to the parties; provided that he shall travel on behalf of and as reasonably required by the Company to the extent consistent with past practice, unless mutually agreed otherwise by the parties.

            (b) Employee agrees to abide by all By-laws and applicable policies of the Company promulgated from time to time by the Board of Directors of the Company.

         4. COMPENSATION. For the performance of the duties and services to be performed by Employee hereunder, the Company agrees to pay Employee (i) a salary ("Salary") of Three Hundred Thousand Dollars ($300,000) per year and (ii) a quarterly bonus ("Bonus") in accordance with Schedule 4 attached hereto.

         5. BUSINESS EXPENSES. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to, only those business expenses incurred by him which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company.

         6. BENEFITS.

            (a) During the Employment Term, Employee shall be entitled to such disability, health and medical benefits and be entitled to participate in such retirement plans or programs as generally made available to him and all senior employees of the Company as of December 1, 1999 pursuant to the policies of the Company; PROVIDED THAT (i) the foregoing shall only apply to the extent that Employee is eligible for such benefits or participation pursuant to the applicable benefit plans or program without additional expense to the Company beyond that customarily incurred on behalf of other participants in the respective plans or programs and (ii) Employee shall be required to comply with the conditions attendant to coverage by such plans or programs. Employee shall be entitled to three weeks paid vacation each year during the Employment Term at such times as do not, in the opinion of the Board of Directors, interfere with Employee's performance of his duties hereunder. The Company may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required pursuant to law, rule or regulation. All of the benefits to which employees of the Company generally may be entitled may be changed from time to time or withdrawn at any time in the sole discretion of the Company.


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            (b) Employee shall be entitled to receive the sum of One Thousand
Five Hundred Dollars ($1,500) per month as an automobile allowance provided at the expense of the Company from the Commencement Date and during the Employment Term. Notwithstanding the foregoing, the Company may, at its option, elect to provide Employee an automobile of the make, model and year mutually agreeable to the Company and Employee, all costs of which associated with insurance, fuel, oil, repairs, maintenance and other expenses shall be the responsibility of the Company, in lieu of the above described automobile allowances, all as may be mutually agreed between Employee and the Company.

            (c) Employee shall be entitled to receive the sum of Twelve Thousand Five Hundred Dollars ($12,500) per year as an allowance for the purpose of obtaining life insurance on the lives of Employee and his spouse, which insurance shall be in lieu of the existing split dollar life insurance policy on the lives of such persons, which existing policy shall be terminated and any cash value thereof returned to the Company.

         7. DEATH AND DISABILITY.

            (a) The Employment Term shall terminate on the date of Employee's death, in which event Employee's estate shall be entitled to receive Employee's Salary, Bonus and reimbursable expenses that have been accrued through the date of death. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this Section 7(a).

            (b) If, during the Employment Term, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period of 90 consecutive days or 120 days in the aggregate during any one-year period the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 90 or 120-day period, as the case may be, to Employee of its intention to do go, terminate this Agreement as of such date which is the date 30 days after the date of such notice. In case of such termination, Employee shall be entitled to receive Employee's Salary, Bonus and reimburseable expenses that have been accrued through the date of termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 7(b). In the event of any dispute regarding the existence of Employee's substantial inability to perform the duties and services required of him hereunder, the matter will be resolved by the determination of a majority of three physicians qualified to practice medicine in California, one to be selected by each of Employee and the Company and the third to be selected by the two designated physicians. For this purpose, Employee will submit to appropriate medical examinations.

         8. TERMINATION.

            (a) The Company may terminate this Agreement for Cause (as hereinafter defined) and Employee may resign without cause. Upon such termination, the Company shall be


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released from any and all further obligations under this Agreement, except that the Company shall be obligated to provide Employee with Employee's Salary and reimbursable expenses that have been accrued through the date of such termination. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 8(a).

            (b) As used herein, the term, "CAUSE" shall mean: (i) the willful failure of Employee to perform his duties pursuant to Paragraph 3 hereof, which failure is not cured by Employee within 20 days following written demand for substantial performance from the Company, which demand identifies the manner in which the Company believes that Employee has not performed such duties and the steps required to cure such failure to perform; (ii) any other material breach of this Agreement by Employee, including any of the material representations or warranties made by Employee, which breach has not ceased within 20 days after written notice thereof has been delivered to Employee by the Company, which notice identifies in reasonable detail the manner in which the Company believes that Employee has breached this Agreement and the steps required to cure such breach, if applicable; (iii) Employee shall intentionally and willfully engage in misconduct toward the Company which is materially injurious to the Company; or (iv) the conviction of Employee of, or the entering of a plea of nolo contendere by Employee with respect to, a felony.

            (c) In the event that the Company terminates, constructively or otherwise, this Agreement without Cause, Employee shall not be required to mitigate the amount of any damages to which he would be entitled to recover as a result thereof by seeking employment otherwise, nor shall the amount of any such damages be reduced by any compensation earned by Employee as the result of consulting with or employment by another entity.

         9. TERMINATION FOR GOOD REASON.

            (a) Employee may voluntarily terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, the occurrence after a Change in Control, as defined below, of the Company of any of the following circumstances, such circumstances are fully corrected prior to the Termination Date (as hereinafter defined) specified in the Notice of Termination given in respect thereof:

                (i) the assignment to Employee of any duties substantially inconsistent with the duties set forth in Paragraph 3 hereof;

                (ii) a reduction by the Company in Salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all key personnel of the Company and all key personnel of any person in control of the Company;

                (iii) the relocation of the Company's offices at which Employee is principally engaged immediately prior to the date of the Change in Control of the Company to a


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location more than 35 miles from such location, or the Company requiring
Employee to be based anywhere other than the Company's offices at such location except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the Change in Control;

                (iv) the failure by the Company to pay to Employee any portion of Employee's current compensation or to pay to Employee any portion of an installment of deferred compensation under any deferred compensation program of the Company, now or hereafter in existence, within seven (7) days of the date such compensation is due;

                (v) the failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed by Employee under any of the Company's life insurance, medical, accident, disability or other benefit or plans, if any, in which Employee was participating at the time of the Change in Control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits, unless such failure or taking of action similarly affects all key personnel of the Company; or

                (vi) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Paragraph 19 hereof; or

            (b) This Agreement will not be considered to have been terminated by the Company if the employment arrangement contemplated hereby is discontinued due to the sale of a facility of the Company in which Employee works if Employee is offered substantially equivalent duties by the purchaser of the facility (or an affiliated company of the purchaser) and the purchaser (or an affiliated company) agrees to assume the Company's responsibilities under this Agreement with respect to Employee as if the purchaser (or an affiliated company) were the Company hereunder and no such sale had occurred.

            (c) Any termination by the Company or by Employee pursuant to this Agreement shall be communicated by written Notice of Termination to the other party hereto in accordance with Paragraph 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provisions so indicated.

            (d) "Termination Date" shall mean, if Employee's employment is terminated pursuant to Subparagraph 9(a) hereof, the date specified in the Notice of Termination (which, in the case of a termination for Good Reason shall not be less than fifteen (15) nor more than sixty (60) days from the date such Notice of Termination is given); provided, however, that if within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Termination Date (as determined without regard to this proviso), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, then the


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Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); and provided, further, that the Termination Date shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Company will continue to pay the Salary and Bonus in effect when the notice giving rise to the dispute was given and continue Employee as a participant in all compensation, benefit and insurance plans in which Employee was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with this Subsection.

            (e) For purposes of this Agreement, a "Change in Control" shall have occurred if:

                (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, Mel Marks, Richard Marks or any affiliate or family relative of either of them, or any trust for the benefit thereof), individually or as a group, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

                (ii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

                (iii) the shareholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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         10. COMPENSATION AND CERTAIN OTHER PROVISIONS IN THE EVENT OF
TERMINATION OF EMPLOYMENT FOR GOOD REASON.

            (a) If Employee shall voluntarily terminate this Agreement pursuant to the provisions of Subparagraph 9(a), then the Company, as liquidated damages or severance pay or both, shall pay Employee (i) Salary through the Termination Date at the annual rate in effect immediately prior to the Termination Date and
(ii) three times the amount of such annual rate (the "Termination Compensation"). For the purposes of the foregoing payments, the foregoing annual rate shall be the rate paid to Employee without regard to any purported reduction or attempted reduction of such rate by the Company. The amount specified in clauses (i) and (ii) shall be payable in a lump sum within ten (10) days after the Termination Date.

            (b) In the event that, by reason of section 280G of the Internal Revenue Code of 1986 (the "Code"), any payment or benefit received or to be received by Employee in connection with a Change in Control of the Company or the termination of this Agreement (whether payable pursuant to the terms of this Agreement ("Contract Payments") or any other plan, arrangement or agreement with the Company, its successors, any person whose actions result in a Change in Control or any corporation ("Affiliate") affiliated (or which, as a result of the completion of the transactions causing a Change in Control will become affiliated) with the Company within the meaning of section 1504 of the Code (collectively with the Contract Payments, "Total Payments")), would not be deductible (in whole or in part) by the Company, an Affiliate or other person making such payment or providing such benefit, the Termination Compensation shall be reduced (and, if the Termination Compensation is reduced to zero, other Contract Payments shall first be reduced and other Total Payments shall thereafter be reduced) until no portion of the Total Payments is not deductible by reason of section 280G of the Code. For purposes of this limitation, (i) no portion of the Total Payments the receipt or enjoyment of which Employee shall have effectively waived in writing prior to the date of payment of the Termination Compensation shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and acceptable to Employee does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code (without regard to subsection (A)(ii) thereof), (iii) the Termination Compensation (and, thereafter, other Contract Payments and other Total Payments) shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clause (i) and (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii), and (iv) the value of any noncash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of sections 280G(d)(3) and (4) of the Code.

            (c) Employee shall not be required to mitigate the amount of any payment provided for in this Paragraph 10 by seeking employment or otherwise, nor shall the amount of any payment or benefit provided for in this Paragraph 10 be reduced by any compensation earned


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by Employee as the result of consultancy with or employment by another entity, by retirement benefits, by offset against any amount claimed to be owed by Employee to the Company, or otherwise.

            (d) Any reduction in Termination Compensation pursuant to Subparagraph 10(b) shall, in the event of any question, be determined jointly by the independent public accountants of the Company and a firm of independent public accountants selected by Employee, and in the event such accountants am unable to agree on a resolution of the question, such reduction shall be determined by a third firm of independent public accountants selected jointly by the foregoing two firms and shall be binding on Employee and the Company. The expense for any such determination shall be borne by the Company.

         11. DISCLOSURE OF INFORMATION AND RESTRICTIVE COVENANT. Employee acknowledges that he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, price lists, marketing, distribution and sales strategies and procedures, operational and equipment techniques, business plans and systems, quality control procedures and systems, special projects and technological research, including projects, research and reports for any entity or client or any project, research, report or the like concerning sales or manufacturing or new technology, employee compensation plans and any other information relating thereto, and any other records, files, drawings, inventions, discoveries, applications, processes, data and information concerning the business of the Company, other than such of the foregoing which (i) is in the public domain or known in the industry of the Company other than by any action on the part of Employee, (ii) is disclosed to Employee by a third party who, to Employee's knowledge, was not prohibited by any fiduciary, legal, contractual or other duty from disclosing such information, or (iii) was known to Employee before its disclosure by the Company. Employee agrees that in consideration of the execution of this Agreement by the Company, except in any way with respect to foreign affiliates of the Company as of the date hereof:

            (a) Employee will not, during the Employment Term or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary processes or procedures of the Company, its subsidiaries, affiliates, customers and clients. Proprietary processes and procedures shall include, but shall not be limited to, all information which is known or intended to be known only to employees of the Company, its respective subsidiaries and affiliates or others in a confidential relationship with the Company or its respective subsidiaries and affiliates which relates to business matters.

            (b) Employee will not, during the term of this Agreement and for a period of two (2) years thereafter, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, engage in or participate in any business activity, including,


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but not limited to, acting as a director, officer, employee, agent, independent contractor, partner, Employee, licensor or licensee, franchisor or franchisee, proprietor, syndicate member, shareholder or creditor or with a person having any other relationship with any other business, company, firm occupation or business activity, in any geographic area within the United States that is, directly or indirectly, competitive with any business completed by the Company or any of its subsidiaries or affiliates during the term of this Agreement or thereafter. Should Employee own 5% or less of the issued and outstanding shares of a class of securities of a corporation the securities of which are traded on a national securities exchange or in the over-the-counter market, such ownership shall not cause Employee to be deemed a shareholder under this Subparagraph 11(b).

            (c) Employee will not, during the term of this Agreement and for a period of two (2) years thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, solicit or induce any creditor, customer, supplier, officer, employee or agent of the Company or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any of such entities.

            (d) This Paragraph 11 and Paragraphs 12 and 13 hereof shall survive the expiration or termination of this Agreement for any reason.

            (e) It is expressly agreed by Employee that the nature and scope of each of the provisions set forth above in this Paragraph 11 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of a unique character and expressly grants to the Company or any subsidiary, successor or assignee of the Company, the right to enforce the provisions above through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

         12. REMEDY. It is mutually understood and agreed that Employee's services we special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of the provisions of Paragraph 11 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise, in addition to damages the Company may be entitled to recover. If any action at law or equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which that party may be entitled.

         13. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. In order to induce the Company to enter into this Agreement, Employee hereby represents and warrants to the Company that


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Employee has the legal capacity and right to execute and deliver this
Agreement and to perform all of his obligations hereunder.

         14. NOTICES. All notices given hereunder shall be in writing and shall be deemed effectively given five days after being mailed, if sent by registered or certified mail, return receipt requested, or on the next business day if sent by overnight courier, and in each case addressed to Employee at his address set forth on the first page of this Agreement or to any other address that Employee may designate in writing to the Company and to the Company at its address set forth on the first page of this Agreement,
Attention: Chief Executive Officer, with a copy to Parker Chapin Flattau & Klimpl, 1211 Avenue of the Americas, New York, New York 10036, Attention:
Gary J. Simon, Esq., or at such address as such party shall have designated by a notice given in accordance with this Paragraph 14, or when actually received by the party for whom intended, if sent by any other means.

         15. INDEMNIFICATION.

            (a) CERTAIN TERMS DEFINED. As used in this Paragraph 15, the following terms shall have the following meanings:

                (i) The term "Action" shall mean any action or proceeding, whether civil, criminal, administrative or investigative, and including one by or in the right of the Company or by or in the right of any other Entity which Employee served from and after the date hereof in any capacity at the request of the Company.

                (ii) The term "Entity" shall mean any corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust employee benefit plan or other enterprise.

            (b) RIGHT TO INDEMNIFICATION. Subject to the terms set forth in this Agreement the Company shall indemnify Employee if Employee is made, or is threatened to be made, a party to any Action by reason of the fact that Employee (or Employee's testator or interstate) is or was an employee of the Company hereunder, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such Action or any appeal therein.

            (c) LIMITATION ON INDEMNIFICATION. Employee shall not be entitled to indemnification under Subparagraph 15(b) if a judgment or other final adjudication adverse to Employee establishes that (i) Employee's acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or
(ii) Employee personally gained in fact a financial profit or other advantage to which Employee was not legally entitled.


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            (d) ADVANCES OF EXPENSES.

                (i) At the written request of Employee, the Company will advance to Employee the expenses (including attorneys' fees) incurred by Employee in defending any Action in advance of the final disposition of such Action.

                (ii) Employee hereby agrees and undertakes to repay such advanced amounts (or appropriate portions thereof) as to which it ultimately is determined that Employee was not entitled.

            (e) PAYMENT BY COMPANY. The Company shall pay the indemnification requested under Subparagraph 15(b) and advance the expenses requested under Subparagraph 15(d) promptly following receipt by the Company of Employee's written request therefor and, in any event, no later than thirty (30) days after such receipt (in the case of requested indemnification) or fifteen (15) days after such receipt (in the case of requested advanced expenses).

            (f) NON-EXCLUSIVITY. Nothing contained in this Agreement shall limit the right to indemnification and advancement of expenses to which Employee would be entitled by law in the absence of this Agreement, or shall be doomed exclusive of any other rights to which Employee in seeking indemnification or advancement of expenses may have or hereafter be entitled under any law, provision of the Certificate of Incorporation, By-Law, agreement approved by or resolution of the Board, or resolution of shareholders of the Company.

            (g) SUBROGATION.

                (i) The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Employee to the extent Employee has otherwise actually received payment (under any insurance policy, By-Law or otherwise) of the amounts otherwise subject to indemnification or expense advance under this Agreement.

                (ii) In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Employee other than from the Company, and Employee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

            (h) NOTICE OF CLAIM. As a condition precedent to the right to be indemnified under this Agreement, Employee shall give the Company written notice as soon as practicable of any claim made against Employee for which indemnification or expense advances will or could be sought under this Agreement. In addition, Employee shall give the Company such information and cooperation as the Company reasonably may require.


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            (i) CONTINUITY OF RIGHTS.

                (i) The right of Employee to indemnification and advancement of expenses under this Agreement shall (A) continue after Employee has ceased to serve in a capacity which would entitle Employee to indemnification or advancement of expenses pursuant to this Agreement with respect to acts or omissions occurring prior to such cessation, (B) inure to the benefit of the heirs, executors and administrators of Employee, (C) apply with respect to acts or omissions occurring prior to the execution and delivery of this Agreement to the fullest extent permitted by law and (D) survive any restrictive amendment or termination of this Agreement with respect to events occurring prior thereto.

            (j) PROCEEDINGS INITIATED BY EMPLOYEE. Employee shall not be entitled to indemnification or advancement of expenses under this Agreement with respect to any Action initiated by Employee, but shall be entitled to indemnification and advancement of expenses with respect to any counterclaim or third-party claim in any such Action.

         16. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties with respect to its subject matter and no change, alteration or modification hereof may be made except in writing signed by the parties hereto. Any prior or other agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force or effect.

         17. SEVERABILITY. If any provision of this Agreement shall be unenforceable under any applicable law, then notwithstanding such unenforceability, the remainder of this Agreement shall continue in full force and effect.

         18. WAIVERS, MODIFICATIONS, ETC. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         19. ASSIGNMENT. Neither this Agreement nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors and assigns. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof; provided, that, solely for purposes of this Agreement, one ouch successor shall have assumed and agreed to perform the obligations of the Company under this Agreement, whether expressly, implicitly or by operation of law, and shall have, at the time of such transaction, financial creditworthiness at least equal to that of the Company as determined in the reasonable judgment of the Board of Directors.

         20. APPLICABLE LAW. This Agreement shall be deemed to have been made, drafted, negotiated and the transactions contemplated hereby consummated and fully performed in the State of California and shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law rules thereof. Nothing contained in this Agreement shall be construed so as to require the commission of any act contrary to law, and whenever there is any conflict between any provision of this Agreement and any statute, law, ordinance, order or regulation, contrary to which the parties hereto have no legal right to contract, the latter shall prevail, but in such event any provision of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         21. JURISDICTION AND VENUE. It is hereby irrevocably agreed that all disputes or controversies between the Company and Employee arising out of, in connection with or relating to this Agreement shall be exclusively heard, settled and determined by arbitration to be held in the City of Los Angeles, County of Los Angeles, in accordance with the Commercial Arbitration
Rules of the American Arbitration Association to be conducted before a single arbitrator, who shall be either an attorney or retired judge licensed to practice law in the State of California. The parties also agree that judgment may be entered on the arbitrator's award by any court having jurisdiction thereof and the parties consent to the jurisdiction of any court located in the City of Los Angeles, County of Los Angeles for this purpose.

         22. FULL UNDERSTANDING. Employee represents and agrees that he fully understands his right to discuss all aspects of this Agreement with his private attorney, that to the extent, if any that he desired, he availed himself of this right, that he has carefully read and fully understands all of the provisions of this Agreement, that he is competent to execute this Agreement, that his agreement to execute this Agreement has not been obtained by any duress and that he freely and voluntarily enters into it, and that he has read this document in its entirety and fully understands the meaning, intent and consequences of this document which is that it constitutes an employment agreement.

         23. ACCESS. Employee shall have access, upon reasonable notice, during normal business hours and subject to reasonable supervision, to documents (including computer generated documents) at the offices of the Company necessary for his defense of presently existing class action lawsuits or any inquiry or investigation by the United States Securities and Exchange Commission, or any related inquiry by state or other federal agencies, except such documents as may be subject to privilege of any kind and except where such access may, in the opinion of counsel to the Company, adversely affect the Company's defense to any such lawsuits, inquiries or investigations.

         24. COUNTERPARTS. This Agreement my be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                       MOTORCAR PARTS & ACCESSORIES, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                           -------------------------------------
                                                     RICHARD MARKS


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

                                                                      SCHEDULE 4

                              INCENTIVE BONUS PLAN

         Employee shall be paid an incentive bonus equal to five percent of the pre-tax income (without giving effect to any tax on such income, whether actual or offset by loss carryovers) earned by the Company in each fiscal year; provided that no bonus shall be payable for any such year unless and until the amount of such pre-tax income in such year shall be at least $2 million, without carryover from year to year.

         Incremental portions of the bonus would be paid on a quarterly basis in amounts such that 75% of the bonus (based on such pre-tax income reflected on the financial statements of each of the first three fiscal quarters as reviewed by the Company's independent auditors) would have been paid. Each quarterly payment would be paid within 30 days of the completion of the review of the applicable financial statements by the Company's auditors and the balance of the annual bonus would be paid within 30 days of the completion of the audit of the fiscal year-end financial statements by the auditors, with the year-end amount to be subject to repayment or off-set against any other amounts payable pursuant to this Agreement to the extent that such quarterly payments result in an overpayment of incentive bonus for such entire year.

         Parties agree that this bonus plan will be reviewed after the completion of fiscal 2001 and may be modified as mutually agreed.

                                       15